Exhibit 99.1

AITX's RAD to Reach GSX 2026 Attendees from Three Points on the Show Floor

GSX 26 Presence Include Education Session on AI-Orchestrated Operations, SARA Assess
at Circadian Risk Booth 1747, ROSA at DSI Security Services Booth 2612

Detroit, Michigan, September 1, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that RAD will participate in Global Security Exchange (GSX) 2026, taking place September 14 through 16 at the Georgia World Congress Center in Atlanta, through a session in the show's education program and product demonstrations hosted in two partner booths.

AITX

Artificial Intelligence Technology Solutions Inc.

RAD

an AITX company

ROBOTIC ASSISTANCE DEVICES

GSX

GLOBAL SECURITY EXCHANGE

ALERT

Artist’s depiction of RAD’s GSX 2026 presence across the show floor.

Steve Reinharz, CEO/CTO and founder of AITX and RAD, and Darlnita Derico, Manager, RVM Client Success at RAD, will present "Operator 2.0: Staffing and Skills for AI-Orchestrated Security Operations" on Tuesday, September 15 at 2:45 PM ET in room B306. The session examines how the security operator role changes when AI handles first-pass detection and engagement, covering oversight, approvals, escalation triggers and exception handling; the skill gaps and training paths those responsibilities create; and how staffing, handoffs and performance measurement can be redesigned around exceptions and outcomes rather than headcount and hours.

"We're taking the education stage, a SARA demonstration in Circadian Risk's booth, and a ROSA™ running in DSI's booth. Our onsite team and partners are looking forward to engaging with attendees on our mobile patrol vehicle ROAMEO™, our stationary solutions lead by ROSA and RIO™," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "Hardware, software, integration with partners, there is so much going on, come see it all at GSX."

RAD team members will also be on hand at two partner locations on the show floor. Circadian Risk will demonstrate SARA™ Assess in booth 1747, the jointly developed solution that connects SARA's agentic AI to Circadian Risk's physical risk intelligence platform to verify connected security controls and initiate corrective action. DSI Security Services will showcase a ROSA stationary security unit in booth 2612. RAD is not exhibiting under its own booth at GSX 2026.

RAD's presence at GSX 2026 reflects how its solutions reach the market. The Company's agentic AI operates inside monitoring platforms, risk intelligence systems and dealer operations that customers already run, which means RAD technology reaches some end users through partners as well as directly. Circadian Risk and DSI Security Services are demonstrating that model on the show floor, while the education session addresses what changes for the people who operate these systems once AI is doing the first pass.

Security leaders attending GSX 2026 are invited to attend the Operator 2.0 session on Tuesday, September 15, and to visit Circadian Risk in booth 1747 to see RAD solutions in operation and meet with RAD team members on site. Attendees who would like to arrange time with the RAD team during the show can request a meeting.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding RAD's planned participation in GSX 2026, the anticipated content and timing of the education session described above, the planned demonstrations by Circadian Risk and DSI Security Services, the described capabilities, functionality and availability of SARA Assess, expected customer cost savings, third-party estimates of the size of the industry in which the Company operates, statements regarding the Company's partner and channel relationships, and the statements attributed to the Company's officers, which are statements of present belief and opinion as of the date of this release. Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that the education session or either partner demonstration does not occur as described, or is changed, reduced, relocated or cancelled; the risk that products demonstrated do not perform as described, or are not generally available on the expected timeline; the risk that the Company's partner relationships do not result in orders, revenue or continued cooperation, and may be terminated; the risk that cost savings cited by the Company are not achieved by any particular customer; customer concentration; the risk that third-party estimates of industry size are inaccurate or are not indicative of any opportunity available to the Company; the Company's history of losses, negative working capital and stockholders' deficit, and the substantial doubt regarding its ability to continue as a going concern; the Company's dependence on variable-price equity and debt financing and the resulting dilution to stockholders; the Company's ability to fund its operations and scale production; and the other risks described in the Company's most recent Annual Report on Form 10-K and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. The Company does not qualify for the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

With respect to the statement above that through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry, the Company's revenue for the fiscal year ended February 28, 2026 was $7,745,336, representing substantially less than one percent of that estimate. The size of the industry is not an indication of the revenue the Company has generated or expects to generate.

CERTAIN INFORMATION REGARDING THE COMPANY'S FINANCIAL CONDITION

The information in this press release should be read together with the following. The Company has not been profitable in any fiscal year of its operating history. For the fiscal year ended February 28, 2026, the Company reported revenue of $7,745,336 and a loss from operations of $11,943,397, and its auditors issued a going concern qualification expressing substantial doubt about the Company's ability to continue as a going concern. As of February 28, 2026, total liabilities were approximately $58 million against total assets of approximately $9 million, resulting in a stockholders' deficit of approximately $49 million. The Company's cash on hand is not sufficient to fund operations for any extended period without additional financing, which may not be available on acceptable terms or at all and which is expected to be dilutive to existing stockholders. The participation and demonstrations described in this release are not expected to have a material effect on the Company's results of operations, and no revenue has been recognized in connection with them. Investors should review the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2026 and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov, for a complete description of these matters.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/